Exhibit 99.1

Pixelworks Reports First Quarter 2017 Financial Results

SAN JOSE, Calif., April 27, 2017 -- Pixelworks, Inc. (NASDAQ: PXLW), a leading provider of visual processing solutions, today announced financial results for the first quarter ended March 31, 2017.

First Quarter Highlights

•	Revenue of $22.7 million, including $9.2 million related to End of Life (EOL) products

•	Achieved GAAP net income of $0.09 per diluted share, non-GAAP net income of $0.12 per diluted share

•	Recorded adjusted EBITDA of $5.0 million, and net cash balance of $19.6 million

For the first quarter 2017, revenue was $22.7 million, which included $9.2 million of End of Life (EOL) product revenue, and compares to $16.0 million in the prior quarter and $11.2 million in the first quarter of 2016. Excluding EOL contribution, first quarter 2017 revenue in the digital projection market reflected typical seasonality and grew 42% year-on-year.

On a GAAP basis, gross profit margin in the first quarter of 2017 was 54.6%, compared to 53.2% in the fourth quarter of 2016 and 32.2% in the first quarter of 2016. First quarter 2017 GAAP operating expenses were $9.0 million, compared to $8.1 million in the previous quarter and $12.1 million in the first quarter of 2016.

For the first quarter of 2017, GAAP net income was $2.8 million, or $0.09 per diluted share, compared to a GAAP net income of $337,000, or $0.01 per diluted share, in the fourth quarter of 2016 and a GAAP net loss of $8.6 million, or ($0.31) per share, in the first quarter of 2016, which included a restructuring charge of $4.3 million, or $0.15 per share.

On a non-GAAP basis, first quarter 2017 gross profit margin was 54.8%, compared to 53.6% in the fourth quarter of 2016 and 48.0% in the first quarter of 2016. First quarter 2017 gross profit margin increased compared to the prior periods due to a decrease in direct material cost as a percentage of revenue related to a more favorable mix of products sold. First quarter 2017 operating expenses on a non-GAAP basis were $8.3 million, compared to $7.3 million in the previous quarter and $9.2 million in the first quarter of 2016.

For the first quarter of 2017, the Company recorded non-GAAP net income of $3.8 million, or $0.12 per diluted share, compared to non-GAAP net income of $1.2 million, or $0.04 per diluted share, in the fourth quarter of 2016 and a non-GAAP net loss of $4.0 million, or ($0.14) per share, in the first quarter of 2016. Adjusted EBITDA in the first quarter of 2017 was a positive $5.0 million, compared to a positive $2.1 million in the previous quarter and a negative $2.9 million in the first quarter of 2016.

President and CEO of Pixelworks, Todd DeBonis, commented, “First quarter revenue of $22.7 million was near the high-end of our guidance, reflecting a combination of solid end market demand and approximately $9 million related to EOL products. Combined with gross margin being at the upper end of our guidance and operating expenses being at the low end, we achieved strong bottom line results and adjusted EBITDA of $5 million, which is a multi-year high. Also notable in the quarter, we entered into an $8 million co-development agreement with a large projector customer that we believe will further solidify and extend our leadership position in this market. We remain on track for year-over-year revenue growth and continued profitability in 2017, even when excluding the contribution from EOL products.”

Business Outlook for the Second Quarter of 2017

The Company’s expectations for the second quarter of 2017 include:

•	Revenue to be between $20 million and $21 million, including approximately $5.0 million of revenue related to End of Life (EOL) products;

•	Gross profit margin of approximately 53% to 55% on both a GAAP basis and non-GAAP basis; and

•	Operating expenses of $8.5 million to $9.5 million on a GAAP basis and $7.5 million to $8.5 million on a non-GAAP basis.

The difference in estimated operating expenses on a GAAP basis, versus a non-GAAP basis, is stock-based compensation expense, of which a range between $0.5 million to $1.0 million is included on a GAAP basis. Stock-based compensation expense is excluded from the calculation of estimated operating expenses on a non-GAAP basis.

Conference Call Information

Pixelworks will host a conference call today, April 27, at 2:00 p.m. Pacific Time, which can be accessed by calling 877-359-9508 and using passcode 3822948. A Web broadcast of the call can be accessed by visiting the Company's investor page at www.pixelworks.com. For those unable to listen to the live Web broadcast, it will be archived for approximately 30 days. A replay of the conference call will also be available through Thursday, May 4, 2017, and can be accessed by calling 855-859-2056 and using passcode 3822948.

About Pixelworks, Inc.

Pixelworks creates, develops and markets video display processing technology for digital video applications that demand the very highest quality images. At design centers around the world, Pixelworks engineers constantly push video performance to keep manufacturers of consumer electronics and professional displays worldwide on the leading edge. The Company is headquartered in San Jose, CA.

For more information, please visit the company’s Web site at www.pixelworks.com.

Note: Pixelworks and the Pixelworks logo are registered trademarks of Pixelworks, Inc.

Non-GAAP Financial Measures

This earnings release makes reference to non-GAAP gross profit margins, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share, which excludes restructuring charges and stock-based compensation expense, which are required under GAAP. The press release also reconciles GAAP net income (loss) and adjusted EBITDA, which Pixelworks defines as GAAP net income (loss) before interest expense and other, net, income tax provision (benefit), depreciation and amortization, as well as the specific items listed above. The Company believes these non-GAAP measures provide a meaningful perspective on the Company's core operating results and underlying cash flow dynamics, but cautions investors to consider these measures in addition to, not as a substitute for, its consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Company's website.

Safe Harbor Statement

This release contains forward-looking statements, including, without limitation, statements with respect to the Company’s growth opportunities, product shipments, product demand, customer engagements, and the Company’s potential and position for the future, statements made by Mr. DeBonis about the Company’s digital projection and mobile businesses, and statements with respect to the business outlook for the second quarter and the full year of 2017, including revenue, gross margin, operating expenses and profitability, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “begin,” “continue,” “will,” “believe,” “expect” and similar terms or the negative of such terms. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward-looking statements due to many factors, including, without limitation: our ability to deliver new products in a timely fashion; our new product yield rates; changes in estimated product costs; product mix; supply of products from third-party foundries; failure or difficulty in achieving design wins; timely customer transition to new product designs; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; risks related to licensing our intellectual property; the success of our products in expanded markets; current global economic challenges; levels of inventory at distributors and customers; changes in the digital display and projection markets; changes in customer ordering patterns or lead times; seasonality in the consumer electronics market; our efforts to achieve profitability from operations; insufficient, excess or obsolete inventory and variations in inventory valuation; the outcome of any litigation related to our intellectual property rights; our limited financial resources and our ability to attract and retain key personnel; and risks related to our restructuring plan, including whether the expected amount of the costs associated with the restructuring program will differ from or exceed the Company's forecasts and whether the Company will be able to realize the full amount of estimated savings from the restructuring program or in the timeframe expected. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially is included from time to time in the Company's Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2016 as well as subsequent SEC filings.
The forward-looking statements contained in this release speak as of the date of this release, and we do not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.

- Financial Tables Follow -

PIXELWORKS, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
Revenue, net	$22,710	$15,987	$11,167
Cost of revenue (1)	10,318	7,483	7,575
Gross profit	12,392	8,504	3,592
Operating expenses:
Research and development (2)	4,906	4,415	5,675
Selling, general and administrative (3)	4,139	3,653	3,865
Restructuring	—	—	2,538
Total operating expenses	9,045	8,068	12,078
Income (loss) from operations	3,347	436	(8,486)
Interest expense and other, net	(93)	(101)	(99)
Income (loss) before income taxes	3,254	335	(8,585)
Provision (benefit) for income taxes	433	(2)	57
Net income (loss)	$2,821	$337	$(8,642)
Net income (loss) per share:
Basic	$0.10	$0.01	$(0.31)
Diluted	$0.09	$0.01	$(0.31)
Weighted average shares outstanding:
Basic	29,283	28,684	27,936
Diluted	31,146	30,244	27,936
——————
(1) Includes:
Stock-based compensation	$53	$51	$44
Restructuring	—	7	1,723
(2) Includes stock-based compensation	314	378	429
(3) Includes stock-based compensation	422	377	(107)

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION * (In thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
Reconciliation of GAAP and non-GAAP gross profit
GAAP gross profit	$12,392	$8,504	$3,592
Stock-based compensation	53	51	44
Restructuring	—	7	1,723
Total reconciling items included in cost of revenue	53	58	1,767
Non-GAAP gross profit	$12,445	$8,562	$5,359
Non-GAAP gross profit margin	54.8%	53.6%	48.0%
Reconciliation of GAAP and non-GAAP operating expenses
GAAP operating expenses	$9,045	$8,068	$12,078
Reconciling item included in research and development:
Stock-based compensation	314	378	429
Reconciling item included in selling, general and administrative:
Stock-based compensation	422	377	(107)
Restructuring	—	—	2,538
Total reconciling items included in operating expenses	736	755	2,860
Non-GAAP operating expenses	$8,309	$7,313	$9,218
Reconciliation of GAAP and non-GAAP net income (loss)
GAAP net income (loss)	$2,821	$337	$(8,642)
Reconciling items included in cost of revenue	53	58	1,767
Reconciling items included in operating expenses	736	755	2,860
Tax effect of non-GAAP adjustments	155	8	(2)
Non-GAAP net income (loss)	$3,765	$1,158	$(4,017)
Non-GAAP net income (loss) per share:
Basic	$0.13	$0.04	$(0.14)
Diluted	$0.12	$0.04	$(0.14)
Non-GAAP weighted average shares outstanding:
Basic	29,283	28,684	27,936
Diluted	31,146	30,244	27,936

* Our non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share differs from GAAP gross profit, GAAP operating expenses, GAAP net income (loss) and GAAP net income (loss) per share due to the exclusion of restructuring expenses and stock-based compensation expense. Pixelworks' management believes the presentation of non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share provides useful information to investors regarding Pixelworks' results of operations which allows investors an alternative evaluation of underlying cash flow dynamics. Pixelworks' management also uses each of these non-GAAP measures internally as an alternative evaluation of underlying cash flow dynamics. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION * (In thousands) (Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
Reconciliation of GAAP net income (loss) and adjusted EBITDA
GAAP net income (loss)	$2,821	$337	$(8,642)
Stock-based compensation	789	806	366
Restructuring	—	7	4,261
Tax effect of non-GAAP adjustments	155	8	(2)
Non-GAAP net income (loss)	$3,765	$1,158	$(4,017)
EBITDA adjustments:
Depreciation and amortization	$839	$828	$990
Interest expense and other, net	93	101	99
Non-GAAP provision (benefit) for income taxes	278	(10)	59
Adjusted EBITDA	$4,975	$2,077	$(2,869)

* Adjusted EBITDA differs from GAAP net income (loss) due to the exclusion of restructuring expenses, stock-based compensation expense, interest expense and other, net, income tax provision (benefit) and depreciation and amortization. Pixelworks' management believes the presentation of adjusted EBITDA provides useful information to investors regarding Pixelworks' results of operations which allows investors an alternative evaluation of underlying cash flow dynamics and core operating results and are used by Pixelworks' management for these purposes. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.

PIXELWORKS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	March 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$19,640	$19,622
Accounts receivable, net	9,608	3,118
Inventories	2,478	2,803
Prepaid expenses and other current assets	5,258	736
Total current assets	36,984	26,279
Property and equipment, net	5,528	3,793
Other assets, net	760	785
Total assets	$43,272	$30,857
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,225	$1,734
Accrued liabilities and current portion of long-term liabilities	14,187	7,860
Current portion of income taxes payable	460	140
Total current liabilities	15,872	9,734
Long-term liabilities, net of current portion	1,240	194
Income taxes payable, net of current portion	1,844	1,880
Total liabilities	18,956	11,808
Shareholders’ equity	24,316	19,049
Total liabilities and shareholders’ equity	$43,272	$30,857

Contacts:
Investor Contact
Shelton Group
Brett Perry
P: +1-214-272-0070
E: bperry@sheltongroup.com

Company Contact
Pixelworks, Inc.
Steven Moore
P: +1-408-200-9221
E: smoore@pixelworks.com